UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 9, 2019

 CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2019, David J. Stetson, who has served as a director of Contura Energy, Inc. (the “Company”) since November 2018, advised the Company that he has determined not to stand for re-election to its board of directors at the Company’s upcoming annual meeting of stockholders, to be held on May 1, 2019 (the “Annual Meeting”).
Mr. Stetson’s decision not to stand for re-election was not due to any disagreement with the Company but rather relates to his wish to pursue other business opportunities, and he will continue to serve on the board of directors until the expiration of his term at the Annual Meeting.
Mr. Stetson was previously nominated by the Company’s board of directors to stand for re-election as a director at the Annual Meeting. Pursuant to the company’s governing documents, the board of directors may reduce the number of directors to be elected or choose a substitute nominee to stand for election. It may also take no action, in which case votes cast with regard to Mr. Stetson’s election will be void. The board of directors has not determined what actions, if any, it will take.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: April 10, 2019	By:	/s/ Mark M. Manno
Name: Mark M. Manno
Title: Executive Vice President, Chief Administrative & Legal Officer and Secretary